UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 27, 2018

SOUTHWESTERN ENERGY COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-08246	71-0205415
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation or organization)	File Number)	Identification No.)

10000 Energy Drive

Spring, Texas 77389

(Address of principal executive office) (Zip Code)

(832) 796-1000
(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 2—Financial Information

Item 2.05  Costs Associated with Exit or Disposal Activities.

On June 27, 2018, Southwestern Energy Company (the “Company”) notified affected employees of a workforce reduction plan.  Affected employees are being offered a severance package, which includes a one-time cash payment depending on length of service and, if applicable, current value of a portion of equity awards that will be forfeited.  The Company expects the plan to be substantially implemented during the third quarter of 2018.  The Company expects to record a pre-tax charge to earnings in the second quarter of 2018 ranging from approximately $18 million to $19 million, including one-time cash severance payments.

SECTION 7—Regulation FD

Item 7.01  Regulation FD Disclosure.

In accordance with General Instruction B.2. of Form 8-K, the following information shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

The June 2018 workforce reduction affects approximately 200 employees, including officers, across almost all locations and functions.  This reduction, together with other employee departures and position eliminations that have occurred since the end of 2017, is expected to decrease personnel-related costs of the Company by approximately $60 million to $65 million on an annual basis going forward, exclusive of the one-time separation benefits.  A portion of these savings represent costs that would have been capitalized rather than expensed.  The workforce reduction results primarily from a previously announced study of structural, process and organizational changes to enhance shareholder value, which continues with respect to other aspects of the Company’s business and activities.  This reduction does not include any adjustments to workforce relating to strategic alternatives being pursued for the Company’s Fayetteville Shale and related midstream gathering assets.

Disclaimer on Forward-looking Statements

This current report on Form 8-K contains forward-looking statements.  Forward-looking statements relate to future events and anticipated results of operations, business strategies, and other aspects of the Company’s operations or operating results.  In many cases you can identify forward-looking statements by terminology such as “anticipate,” “intend,” “plan,” “project,” “estimate,” “continue,” “potential,” “should,” “could,” “may,” “will,” “objective,” “guidance,” “outlook,” “effort,” “expect,” “believe,” “predict,” “budget,” “projection,” “goal,” “forecast,” “target” or similar words.  Statements may be forward looking even in the absence of these particular words.  Where, in any forward-looking statement, the Company expresses an expectation or belief as to future results, such expectation or belief is expressed in good faith and believed to have a reasonable basis.  However, there can be no assurance that such expectation or belief will result or be achieved.  The actual results of operations can and will be affected by a variety of risks and other matters including, but not limited to, changes in commodity prices; changes in expected levels of natural gas and oil reserves or production; operating hazards, drilling risks, unsuccessful exploratory activities; limited access to capital or significantly higher cost of capital related to illiquidity or uncertainty in the domestic or international financial markets; international monetary conditions; unexpected cost increases; potential liability for remedial actions under existing or future environmental regulations; potential liability resulting from pending or future litigation; and general domestic and international economic and political conditions; as well as changes in tax, environmental and other laws applicable to the Company’s business.  Other factors that could cause actual results to differ materially from those described in the forward-looking statements include other economic, business, competitive and/or regulatory factors affecting the Company’s business generally as set forth in the Company’s filings with the Securities and Exchange Commission.  Unless legally required, the Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHWESTERN ENERGY COMPANY

Dated: June 27, 2018	By:	/s/ JULIAN M. BOTT
		Name:	Julian M. Bott
		Title:	Executive Vice President and Chief Financial Officer